Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Venoco, Inc. dated April 2, 2007, appearing in the Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2006.

Deloitte & Touche LLP

Denver, Colorado

June 28, 2007